UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 4, 2017

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2017, the Board of Directors (the “Board”) of Twitter, Inc. (the “Company”) nominated for re-election at the upcoming 2017 annual meeting of stockholders Omid Kordestani, Marjorie Scardino and Bret Taylor to serve as Class I directors until the Company’s 2020 annual meeting of stockholders. Peter Fenton, whose term expires at the upcoming annual meeting of stockholders, will not stand for re-election at the mutual agreement of the Board and Mr. Fenton. The Company and the Board are grateful to Mr. Fenton for his years of service.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company announced in its definitive proxy statement for its 2016 annual meeting of stockholders that it would be changing plurality voting for its election of directors to a majority voting with director resignation standard for its 2017 annual meeting of stockholders.  To effectuate that change, on April 4, 2017, the Board amended the Company’s current bylaws to (i) change the voting standard for the election of directors in uncontested elections from a plurality voting standard to a majority voting standard (the plurality standard would continue to apply in contested elections) and (ii) require that stockholder director nominations include a written statement as to whether the nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation will become effective upon (x) such nominee’s failure to receive the requisite number of votes for re-election at any future meeting at which such person would face re-election and (y) the Board’s acceptance of such resignation in accordance with the Corporate Governance Guidelines. The foregoing description of the Amended and Restated Bylaws is qualified by reference to the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

On April 4, 2017, the Board also amended the Company’s Corporate Governance Guidelines to implement a Director Resignation policy which provides that as a condition to the nomination of any incumbent director, such director must submit an irrevocable resignation that will be effective upon (a) the failure of such nominee to receive the required vote at the next annual meeting at which he or she is nominated for election or re-election and (b) the Board’s acceptance of such resignation. The Nominating and Corporate Governance Committee will promptly consider whether to accept the resignation of any director who fails to receive the required number of votes for election in accordance with the Company’s Bylaws and will promptly submit such recommendation for prompt consideration by the Board. The Corporate Governance Guidelines are available on the Company’s investor relations website at https://investor.twitterinc.com/corporate-governance.cfm.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Twitter, Inc., dated as of April 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Vijaya Gadde
Vijaya Gadde General Counsel & Secretary

Date:  April 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Twitter, Inc., dated as of April 4, 2017.